UNIT SUBSCRIPTION AGREEMENT

TO:	Sonic Environmental Solutions Inc.	AND:	Haywood Securities Inc.
	(the "Issuer")		(the "Agent")
	1778 West 2nd Avenue		Suite 2000, 400 Burrard Street
	Vancouver, BC V6J 1H6		Vancouver, BC V6C 3A6
	Phone: (604) 736-2552 Fax: (604) 736-2558		Phone: (604) 697-7100 Fax: (604) 697-7495
	E-mail: asumel@sesi.ca (Adam Sumel, CEO)		Attention: Ms. Elaine Anderson

RE:	Purchase of Cdn. $1.80 Units of the Issuer (each Unit a common share and one-half of one common share purchase warrant) pursuant to an offering of up to 4,400,000 Units

REFERENCE DATE:              October 1, 2003

Instructions to complete this Subscription for Units of the Issuer

1.	Enter number of Units purchased, Name, Address and Sign below. Also disclose any Shares of the Issuer you already own, if any, where indicated on page 2 (this information is needed for the Exchange)

2.	Complete the Registration or Delivery Instructions on page 2.

3.
Corporate Investors and Portfolio Managers much complete TSX Venture Exchange Registration Schedule A Form 1 Corporate Placee Registration Form, Form 4C. (If you have previously filed this form in connection with another transaction or issuer on the TSX Venture Exchange you need NOT complete another one.)

4.	If you are an Insider of the Issuer or "Pro Group" member (as defined), see page 2-3.

5.
Investors resident in British Columbia, Alberta, Saskatchewan, Manitoba, Prince Edward Island, Nova Scotia, Newfoundland and Labrador, the Northwest Territories, or Nunavut must complete Form 2 - "Confirmation of Eligibility (Non-Ontario Residents)" (Schedule B).

6.	Investors resident in Ontario must complete Form 3 - "Confirmation of Eligibility (Ontario Residents)" (Schedule C).

7.	If you are a U.S. Person you must be "Accredited", please complete and sign the Schedule D Form 4 Certificate of U.S. Person".

8.	Courier completed forms and subscription funds to the Agent, at the above address, Subscription funds may be wired or paid by certified cheque or bank draft payable to "Haywood Securities Inc.".

__________________________________________________
(Name of Investor - please print)

__________________________________________________
(Signature of Investor)

__________________________________________________
(Official Capacity or Title of Signatory, if Investor
is not an individual - please print)

__________________________________________________
(Please print name of individual whose signature
appears above if different than the name of the
Investor printed above.)

__________________________________________________
(Investor's Address)

__________________________________________________

__________________________________________________
Investor's Telephone Number and Fax Number)

__________________________________________________
Investor's E-Mail Address	Number of Units: ______________________ (at $1.80 each)
________________________________________________

Subscription Proceeds:

$______________________________  (No. of Units x $1.80)
Payable to: Haywood Securities Inc.

________________________________________________

If the Investor is signing as agent for a principal and is
not a trust company or a portfolio manager, in either
case, purchasing as trustee or agent for accounts fully
managed by it, complete the following and ensure that
Exhibit 1 or 2, as applicable, is completed on behalf of
such principal:

________________________________________________
(Name of Principal)

________________________________________________
(Principal's Address)

________________________________________________

REGISTER the Units as set forth below:

__________________________________________________
Name

__________________________________________________
Account reference, if applicable

__________________________________________________
Address

__________________________________________________

DELIVER the Units as set forth below:

__________________________________________________
Name

__________________________________________________
Account reference, if applicable

__________________________________________________
Contact Name

__________________________________________________
Address

__________________________________________________

__________________________________________________
Telephone Number

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule A)
The Investor, if not an individual (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange Inc. (the "Exchange") up to the date of this Agreement; or

hereby delivers to the Issuer a completed Form 1 Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the Exchange; and

B.	Present Ownership of Securities of the Issuer, if any
The Investor either [CHECK APPROPRIATE ITEM]:

does not own directly or indirectly, or exercises control or direction over, any common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer (excluding the Units subscribed for herein); or

owns directly or indirectly, or exercises control or direction over, _________________ common shares in the capital stock of the Issuer and convertible securities entitling the Investor to acquire an additional ___________________________ common shares in the capital stock of the Issuer (excluding the Units ___________________________ subscribed for herein).

C.	Insider Status
The Investor either [CHECK IF APPROPRIATE]:

is NOT an "Insider" of the Issuer as defined in the British Columbia Securities Act;

is an "Insider" of the Issuer as defined in the British Columbia Securities Act, namely: "Insider" means:
(a) a director or senior officer of the issuer;
(b) a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
(c) a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or

(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

	D.	Member of "Pro Group" The Investor either [CHECK IF APPROPRIATE]:

is NOT a Member of the "Pro Group" as defined in the Rules of the Exchange is a Member of the "Pro Group" generally a broker or registered dealer or one of its employees as defined in the Rules of the Exchange, namely: "Pro Group" means:

1. Subject to subparagraphs (2), (3) and (4), "Pro Group" shall include, either individually or as a group:
(a) the member (i.e. a member of the Exchange under its requirements);
(b) employees of the member;
(c) partners, officers and directors of the member;
(d) affiliates of the member; and
(e) associates of any parties referred to in subparagraphs (1) through (4).

2.    The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm's length of the member;

3.    The Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm's length of the member;

4.    The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that: (a) the person is an affiliate or associate of the member acting at arm's length of the member; (b) the associate or affiliate has a separate corporate and reporting structure; (c) there are sufficient controls on information flowing between the member and the associate or affiliate; and (e) the member maintains a list of such excluded persons.

ACCEPTANCE: The Issuer hereby accepts the above subscription this ______ day of October, 2003. SONIC ENVIRONMENTAL SOLUTIONS INC.

Per:	____________________________________
Authorized Signatory

Purchase of Cdn $1.80 Units Exempt from Prospectus Requirements

1.                    Definitions

(a)                  "Accredited Investor" means generally a high net worth or high income person, specifically defined as:

(i)                  an Investor resident in any one of the MI 45-103 Jurisdictions (defined below) who is an accredited investor as defined in Section 1.1 of Multilateral Instrument 45-103 and set out in Category 3: Accredited Investor on Form 2 (see Schedule B);

(ii)                 an Investor resident in the Province of Ontario who is an accredited investor as defined in Ontario Securities Commission Rule 45-501 and set out on Form 3 (see Schedule C); or

(iii)                a U.S. Person who is an accredited investor as defined in Rule 501(a) of Regulation D (see Schedule D);

(b)                  "Agency Agreement" means the agreement to be dated as of October 1, 2003 between the Agent(s) and the Issuer and which will govern certain matters in connection with the Offering;

(c)                  "Agent" means Haywood Securities Inc. and is deemed to include such additional registered dealers as subagents as Haywood may designate;

(d)                  "Agent's Commission" means cash commission payable to the Agent(s) equal to 7.5% of the Offering Proceeds to be paid pursuant to the Agency Agreement;

(e)                  "Agent's Warrants" means warrants granted to the Agent to purchase a number of Shares of the Issuer equal to 10% of the number of Units sold under the Offering, exercisable at a price of $1.80 per Share for a two-year period from the Closing Date;

(f)                  "Applicable Securities Laws" means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Exchange, having application over this Offering and the Issuer in the Principal Canadian Jurisdictions;

(g)                  "Closing" means a completion of an issue and sale by the Issuer and the purchase by one or more Investors of Units pursuant to this form of Subscription Agreement on one or more Closing Dates.

(h)                  "Closing Date" means one or more days on which Closings shall occur and which are to be determined by the Agent and the Issuer following Exchange acceptance in principle of the Offering and which are expected to occur on or about October 31, 2003. On each Closing Date the Shares and Warrants comprising the relevant number of Units will be issued and delivered to Investors or as they may individually direct;

(i)                  "Contaminant" means any substance or material that is prohibited, controlled or regulated by any governmental authority, including without limitation, any contaminants, pollutants, petroleum, its derivatives, by-products or other hydrocarbons, dangerous substances or goods, asbestos, toxic or hazardous substances or materials, controlled products, wastes involving hazardous wastes and any other materials that are by their nature hazardous, either in fact or as defined in or pursuant to any Environmental Laws;

(j)                  "Disclosure Documents" has the meaning set out at Section 11.1(i);

(k)                  "Eligible Investor" means an Investor resident in

(i)                 British Columbia or Alberta who has completed and signed Form 2 - Confirmation of Eligibility (Non-Ontario Residents), or

(ii)                 Ontario who has complete and signed Form 3 - Confirmation of Eligibility (Ontario Residents) Accredited Investor Certificate, or

(iii)                a U.S. Person who has completed and signed Form 4 - Certificate of U.S. Person;

(l)                  "Environmental Laws" means all applicable laws, rules, regulations, orders, policies, guidelines, notices, approvals and permits relating to environmental or occupational health and safety matters, in effect as at the date hereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any release or threat of release of a Contaminant or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Contaminant;

(m)                 "Exchange" means the TSX Venture Exchange;

(n)                 "Exemptions" means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(o)                 "Foreign Portfolio Manager" means a person who carries on business as a "portfolio manager" (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Units as an agent for fully managed accounts;

(p)                 "fully managed" in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(q)                 "International Jurisdiction" means a country other than Canada or the United States;

(r)                 "Investor" means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(s)                 "MI 45-102" means Multilateral Instrument 45-102 - Resale of Securities one of the Applicable Securities Laws;

(t)                 "MI 45-103" means Multilateral Instrument 45-103 - Capital Raising Exemptions one of the Applicable Securities Laws;

(u)                 "MI 45-103 Jurisdictions" means British Columbia, Alberta, Manitoba, Saskatchewan, Prince Edward Island, Nova Scotia, Newfoundland and Labrador, the Northwest Territories and Nunavu;

(v)                  "material" means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(w)                 "material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer's securities;

(x)                 "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer's securities;

(y)                  "misrepresentation" is as generally defined under Applicable Securities Laws";

(z)                 "Offering" means the offering of up to 4,400,000 Units of the Issuer by the Agent on a best efforts basis on the terms set forth in this Agreement. There is no minimum aggregate Offering;

(aa)                 "Offering Proceeds" means the gross proceeds through the sale of Units under the Offering;

(bb)                "Ontario Accredited Investor Exemption" means the exemption from registration and prospectus requirements found in Ontario Securities Commission Rule 45-501 one of the Applicable Securities Laws;

(cc)                 "Portfolio Manager" means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(dd)               "Public Record" means information in the Disclosure Documents;

(ee)                "Principal Canadian Jurisdictions" means jurisdictions referred to in MI 45-102;

(ff)                 "Regulation D" means Regulation D under the U.S. Securities Act, one of the Applicable Securities Laws;

(gg)               "Regulation S" means Regulation S under the U.S. Securities Act;

(hh)               "Reporting Jurisdictions" means the Provinces of British Columbia and Alberta being the jurisdictions where the Issuer has continuous reporting obligations;

(ii)                 "Schedules" means the schedules attached hereto comprising:

(i)	A	Form 1 - Corporate Placee Registration Form;

(ii)	B	Form 2 - Confirmation of Eligibility (Non-Ontario Residents);

(iii)	C	Form 3 - Confirmation of Eligibility (Ontario Residents) Accredited Investor Certificate;

(iv)	D	Form 4 - Certificate of U.S. Person.

(jj)                 "Securities" means the Shares, Warrants and Warrant Shares or any of them together;

(kk)               "Share" means a common share without par value in the capital of the Issuer;

(ll)                 "Subscription Agreement" means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(mm)             "Subscription Proceeds" means the number of Units purchased by an Investor times $1.80;

(nn)               "Unit" is a reference to one Share and one-half of one Warrant sold together hereunder;

(oo)               "U.S. Person" means a U.S. Person as defined in Regulation S;

(pp)               "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America;

(qq)               "Warrant" means one whole Share purchase warrant (i.e. requiring the purchase of two Units) and having the terms described in Section 3.

(rr)                 "Warrant Share" is used to refer to the Share to be issued upon the exercise of a whole Warrant.

2.                   Prospectus Exempt Subscription Commitment

2.1                 The undersigned (the "Investor") hereby subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth herein, that number of Units of the Issuer set out on the face page of this Subscription Agreement at the price of Cdn.$1.80 per Unit. Subject to the terms hereof, this Subscription will be deemed to have been made and be effective only upon its acceptance by the Issuer.

3.                   Description of Units- Share and a half-Warrant

3.1                 Each Unit consists of one Share and one- half of one Warrant.

3.2                 Each whole Warrant will entitle the holder to purchase one Warrant Share for a 24-month period after the Closing Date at a price of $2.10 per Share.

3.3                 The Warrants to be issued to the Investor pursuant to this Agreement will be governed by the terms and conditions set out in the certificate representing the Warrants (the "Warrant Certificates") which will be delivered to the Investor at Closing. The Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and exercise price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Issuer or payments of stock dividends or upon the merger or re-organization of the Issuer.

4.                   Details of the Offering and Conditions

4.1                 The Issuer is offering up to 4,400,000 Units for aggregate gross proceeds of up to $7,920,000.

4.2                 The completion of the Offering is subject to the following conditions (the "Closing Conditions"):

(a)                 that the Issuer will have received preliminary written acceptance of the Exchange for the Offering; and

(b)                 that all conditions to completion of the Offering stated to be in favour of the Agent which are contained in the Agency Agreement will have been met by the Issuer or waived by the Agent.

5.                   Annual Information Form - Multilateral Instrument 45-102

5.1                 The Issuer represents that it has filed an Annual Information Form ("AIF") in the Principal Canadian Jurisdictions under MI 45-102, and that it is now, and will be at the Closing Date, a Qualifying Issuer (as defined in MI 45-102) in the Principal Canadian Jurisdictions and therefore a four (4) month resale restricted period (from Closing) applies to the Securities and the certificates will bear a restrictive legend to this effect.

6.                   General Subscription Matters

6.1                 The Offering is being made pursuant to exemptions (the "Exemptions") from the registration and prospectus requirements of Applicable Securities Laws. The Issuer will rely on the representations and warranties of the Investor contained in this Agreement to determine the applicability of available Exemptions.

6.2                 The Offering is not a public offering of securities. The Offering is not being made, and this Agreement does not constitute, an offer to sell or the solicitation of an offer to buy the Units, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

6.3                 Investors must complete and execute this Agreement and all applicable attachments hereto (please see the Instructions listed on the face page) and deliver them to the Agent with a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to the Issuer or in such other manner as the Agent may direct in the amount of the applicable subscription funds.

6.4                 This subscription will only be effective upon its acceptance by the Issuer. Subscriptions will only be accepted if the Issuer is satisfied that the Offering can lawfully be made in the jurisdiction of residence of the Investor pursuant to an available Exemption and that all Applicable Securities Laws have been and will be complied with in connection with the proposed sale of Units.

6.5                 The Issuer reserves the right to accept or reject any subscription in whole or in part. The Issuer will have no liability whatsoever to any Investor in the event of such rejection and the Agent will thereupon return the Investor's Subscription Proceeds.

7.                   Selling Agent(s)

7.1                 The Issuer has engaged Haywood Securities Inc. (the "Agent") as its agent to solicit offers to purchase the Units in accordance with applicable securities legislation. Pursuant to the terms of the Agency Agreement, the Issuer will pay the Agent a cash commission equal to 7.5% of the gross proceeds from the sale of the Units. In addition, the Issuer will issue to the Agent up to 440,000 share purchase warrants, each exercisable to acquire a common share of the Issuer for a period of two years from the Closing, at a price of $1.80 per share, and will pay the Agent's expenses in connection with the Offering to a maximum of $25,000. The Agent has the right to form a selling syndicate of other registered securities dealers to participate in the Offering on such terms as the Agent and subagents may agree.

8.                   Closing Matters

8.1                 Each Investor should deliver to the offices of the Agent noted on page 1 hereof, the aggregate Subscription Proceeds and the Subscription Agreement completed in accordance with the instructions on the face page hereof. For wiring instructions, contact the Agent.

8.2                 On reasonable request by the Agent or the Issuer, the Investor agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement.

8.3                 Delivery and payment for the Units will be completed by the Issuer at its offices on the Closing Date being a date determined by the Issuer and the Agent (expected to be on or about October 31) and following written Exchange acceptance in principle of the Offering. At Closing, certificates representing the Shares and Warrants will be available against payment of funds representing the Subscription Proceeds to the Issuer and will thereupon be delivered to the Agent(s) on behalf of Investors. Each Investor hereby waives receiving any prior notice of Closing.

9.                    Investor's Acknowledgements - Regarding Risk, Restrictions, Independent Advice

9.1                 The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that:

(a)                 its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer except as set out in the Public Record, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b)                 no prospectus has been filed by the Issuer with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Securities, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i)                 the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii)                the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)               the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c)                 the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d)                 to the knowledge of the Investor, the sale of the Securities was not accompanied by any advertisement, however the Issuer will pay a finder's fee in connection with some subscriptions under the Offering;

(e)                 the offer made by this Subscription is irrevocable (subject to the right of the Issuer to terminate this Subscription) and requires acceptance by the Issuer;

(f)                 this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer's behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g)                 the Securities are speculative investments which involve a substantial degree of risk;

(h)                 the Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor's investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(i)                 the Subscription Proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing;

(j)                 no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k)                 the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Units to the Investor.

10.                  Investors' Exemption Status: Accredited, Over $97,000 or International and General Exemption Matters

10.1                 The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that:

(a)                  it is purchasing the Units as principal for its own account, it is purchasing such Units not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, it is resident in one of the MI 45-103 Jurisdictions and it:

(i)                 is a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(ii)                is a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(iii)               is a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(iv)                is a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

(v)                 is a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer; or

(vi)                is a parent, grandparent, brother, sister or child of the spouse of a founder of the Issuer; or

(vii)               is a person or company that is wholly-owned by, or a majority of its board of directors is comprised of, any combination of persons or companies described in §10.1(a)(i) to (vi); or

(viii)              is a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in §10.1(a)(i) to (vi); or

(ix)                is an "accredited investor" as defined in MI 45-103; or

(x)                 is an individual resident in British Columbia, Alberta, Saskatchewan or Manitoba and will have an aggregate acquisition cost for the Units of not less than $97,000; or

(xi)                is resident in British Columbia, and is not an individual but is a corporation, partnership, trust, fund, association or any other organized group of persons that was not created solely, nor used primarily, to permit a group of individuals to purchase securities without a prospectus which will have an aggregate acquisition cost of purchasing the Units of not less than $97,000 or, if it is such an entity created solely or used primarily for such purpose, each of the individuals who form part of the group has contributed at least $97,000 to such entity for the purpose of purchasing the Units; or

(xii)               is resident in Alberta and it is not an individual but is a corporation, syndicate, partnership or other form of unincorporated organization that pre-existed the offering of the Units and has a bona fide purpose other than investment in the Units which will have an aggregate acquisition cost of purchasing the Units of not less than $97,000 or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; or

(xiii)              is resident in British Columbia and is

(A)                a trustee on behalf of a person referred to in subparagraph (I) herein;

(B)                 an issuer, all of the voting securities of which are beneficiary owned by one or more persons referred to in subparagraph (I) herein; or

(C)                 a "consultant", which is defined as meaning:

(I)                 an individual, other than an employee or an executive of the Issuer,

(1)                 that is engaged to provide on a bona fide basis consulting, technical, management or other services to the Issuer or to an affiliated entity of the Issuer, other than services provided in relation to a distribution,

(2)                 that is neither a registrant nor provides to the Issuer or an affiliated entity of the Issuer services provided by a registrant or services that include investor relations activities,

(3)                 that provides the services under a written contract between (i) the Issuer or the affiliated entity and (ii) the individual or a "consultant company" of the individual consultant (being a company of which the individual consultant is an employee or shareholder) or a "consultant partnership" of the individual consultant (being a partnership of which the individual consultant is an employee or partner), and

(4)                 that, in the reasonable opinion of the Issuer, spends or will spend a significant amount of time and attention on the affairs and the business of the Issuer or an affiliated entity of the Issuer; or

(II)                 a "consultant company" or a "consultant partnership" (as defined in BCI45 -507) of a "consultant", or an RRSP or RRIF established by or for the "consultant" or under which the "consultant" is the beneficiary, and in each of 10.1(a)(v)(I) and (II), the participation of the consultant in the trade is voluntary; and

(xiv)               has completed, signed and returned Form 2 - "Confirmation of Eligibility (Non-Ontario Residents)" to this Agreement; or

(b)                  it is resident in British Columbia and is

(i)                 an employee, senior officer or director or an employee, senior officer or director of an affiliate of the Issuer, and was not induced to purchase by expectation of employment or continued employment,

(ii)                a trustee on behalf of a person referred to in subparagraph (i), or

(iii)               an issuer all of the voting securities of which are beneficially owned by one or more of the persons referred to in subparagraph (i); or

(c)                 it is a resident of Ontario, it is an "accredited investor" as defined in Rule 45-501, and the Investor has certified same by marking the applicable boxes and signing and returning Form 3 - "Confirmation of Eligibility (Ontario Residents)"; or

(d)                 it is a resident of the United Kingdom and it complies with the provisions of §10.1(d) of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business; and

(e)                 if it is a resident of any jurisdiction referred to in the preceding sections but not purchasing thereunder, it complies with the provisions above as if it were a resident of British Columbia and is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation of the jurisdiction of its residence and shall deliver to the Issuer such further particulars of the exemption(s) and the Investor's qualifications thereunder as the Issuer may request; and

(f)                 if the Investor is not purchasing the Units as principal for its own account and it, or any beneficial purchaser for which it is acting, is a resident of British Columbia, the Investor hereby represents, warrants and covenants to and with the Issuer that it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, and:

(i)                 it is a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Investor is purchasing the Units as an agent or trustee for accounts that are fully managed by the Investor; or

(ii)                it is an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Investor is registered as a portfolio manager under the Securities Act (British Columbia) or the laws of another province or territory of Canada, or the Investor is exempt from such registration, and the Investor is purchasing the Units as an agent for accounts that are fully managed by the Investor, and it (or if the Investor is purchasing for a disclosed principal, such principal) represents, warrants and covenants to and with the Issuer that it is eligible to purchase Units by virtue of satisfying one of the categories set out in §10.1(a) or of Schedule B;

(g)                 if the Investor is not purchasing the Units as principal for its own account and it, or any beneficial purchaser for which it is acting, is a resident of Alberta, the Investor acknowledges that the Issuer is required by law to disclose to certain regulatory authorities, on a confidential basis, the identity of the beneficial purchaser of the Units for whom it is acting, and hereby represents, warrants and covenants to and with the Issuer that it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, and:

(i)                 it is trading for accounts fully managed by it and it is (i) a trust corporation trading as trustee or an agent, (ii) a portfolio manager trading as an agent, or (iii) a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the Rules thereunder, is required to be registered as a portfolio manager; or

(ii)                it is acting as agent for one or more undisclosed principals, each of which principals is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units,

(h)                 and it (or if the Investor is purchasing for a disclosed principal, such principal) represents, warrants and covenants to and with the Issuer that it is eligible to purchase Units by virtue of satisfying one of the categories set out in §10.1(a) or of Schedule B;

10.2                Investors Outside of Canada

If the Investor is resident in a jurisdiction outside of Canada it acknowledges that:

(a)                  no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b)                 there is no government or other insurance covering the Units;

(c)                 there are risks associated with the purchase of the Units;

(d)                 there are restrictions on the Investor's ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities; and

(e)                 the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor.

10.3                 Other General Representations Applicable to All Investors

(a)                  the Investor has no knowledge of a "material fact" or "material change", as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b)                  the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out on the first page of this Subscription Agreement;

(c)                  the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d)                  the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e)                 the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f)                  in connection with the Investor's investment in the Units, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisers or has waived its rights to and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(g)                 no person has made to the Investor any written or oral representations:

(i)                    that any person will resell or repurchase the Units;

(ii)                  that any person will refund the purchase price for the Units;

(iii)                  as to the future price or value of the Units; or

(iv)                  that the Units will be listed and posted for trading on any stock exchange or that application has been made to list the common shares of the Issuer on any stock exchange;

(h)                  if the Investor is resident of an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), then:

(i)                 the Investor is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Common Shares, any securities laws having application to the Investor and the Offering other than the laws of Canada and the U.S., and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this Agreement, if any;

(ii)                 the Investor is purchasing the Units pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Investor is permitted to purchase the Units under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii)                the International Securities Laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)                 the Common Shares are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Units to the Investor by the Issuer complies with all International Securities Laws.

(i)                  if it is resident in Ontario, it acknowledges that it must file a report on Form 45-501F2, together with the prescribed fee, with the Ontario Securities Commission within 10 days of each disposition of all or any part of the Common Shares.

(j)                  UNLESS the Investor completes the certificate of U.S. Person included herein as Schedule D, Investor represents and warrants that:

(i)                 the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A)                  the transfer or assignment of any rights or interests in any of the Securities;

(B)                  the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C)                  the voting of the Securities; and

(ii)                 the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; and

(iii)                the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(k)                  IF the Investor has executed and delivered to the Issuer herewith the certifications set forth in the certificate of U.S. Person attached hereto as Schedule D, then the Investor represents and warrants that the information on Schedule D is correct and that:

(i)                  the Investor is a "U.S. Person" (the definition of which includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account or benefit of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Investor below; or

(ii)                 the Investor was outside the United States at the time of execution and delivery of this subscription agreement within the meaning of Regulation S; and

(iii)                no offers to sell the Securities were made by any person to the Investor while the Investor was in the United States;

(iv)                the Investor acknowledges that the Units have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available. The Investor understands that the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(v)                 the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities;

(vi)                 the Investor acknowledges that any person who exercises a Warrant will be required to provide to the Issuer either:

(A)                 written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of; a U.S. Person; or

(B)                 a written opinion of counsel or other evidence satisfactory to the Issuer to the effect that the Warrants and the Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder;

(l)                 the Investor will comply with Applicable Securities Laws and, for US Persons, Rule 904 of Regulation S concerning the resale of the Securities and all related restrictions (and the Issuer is in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

(m)                 the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Units shall be borne by the Investor;

(n)                 if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)                  the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii)                the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Units, and neither the Issuer nor the Agent have any filing obligations in the International Jurisdiction;

(iii)                no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)                the Units are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

11.                  The Issuer's Representations

11.1                 The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a)                 the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)                  the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

(c)                 the Issuer and its subsidiaries are the beneficial owners of the business and assets or the interests in the business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d)                  the financial statements comprised in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer's last financial statements except as filed in the Public Record;

(e)                  the creation, issuance and sale of the Shares ,Warrants and Warrant Shares by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(f)                 the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient shares in the treasury of the Issuer to enable it to issue the Shares and Warrant Shares;

(g)                 there shall not be any consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Securities not obtained and not in effect on the Closing Date;

(h)                  the Shares of the Issuer are listed and posted for trading only on the Exchange, and as of the Closing Date the Shares comprising the Units and the Warrant Shares will have been approved for listing on the Exchange;

(i)                 the Issuer has filed all forms, reports, documents and information required to be filed by it, whether pursuant to the Applicable Securities Laws or otherwise, with the Exchange (or one of its predecessors) or the securities commissions or similar regulatory authorities in the Offering Jurisdictions (the "Disclosure Documents"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on SEDAR (System for Electronic Document Analysis and Retrieval) (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)                 this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(k)                  neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(l)                 the business and properties of the Issuer are to the best of its knowledge after due enquiry, in compliance in all material respects with all Environmental Laws, and there are no facts known after due enquiry by the Company which could give rise to a notice of non-compliance with any Environmental Laws;

(m)                  there are, to the best of the knowledge of the Issuer after due enquiry, no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations, or causes of action of any nature whatsoever, whether threatened or pending, arising out of the presence on any property in respect of which the Issuer or any subsidiary has an interest, either past or present, of any Contaminant, or out of any past or present activity conducted on any such property, involving any Contaminant or any violation of any Environmental Law;

(n)                  no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer's knowledge no investigations or proceedings for such purposes are pending or threatened; and

(o)                 except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

12.                  Covenants of the Issuer

12.1                 The Issuer hereby covenants with each Investor that it will:

(a)                 offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b)                 use its best efforts to maintain its status as a "reporting issuer" not in default in the Reporting Jurisdictions;

(c)                 within the required time, file with the Exchange any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials; and

(d)                 the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the Exchange required to be satisfied prior to the Exchange's acceptance of the Issuer's notice of the Offering.

13.                  Resale Restrictions and Legending of Securities

13.1                 The Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. Investors with a Canadian or international address will receive a certificate bearing the following legend imprinted thereof:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before four months and a day from the Closing Date.

Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [four months and a day from the Closing Date.]"

13.2                 Investors who are U.S Persons or with an address in the U.S. who execute this Agreement in the United States (which the Issuer will presume absent other evidence) will receive a certificate bearing the following legend imprinted thereon:

"The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a "foreign issuer" as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute "Good Delivery" may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act."

and that any certificate representing any Securities issued in exchange therefor or in substitution thereof will bear the same legend, provided, however, that if the Issuer is a "foreign issuer" as that term is defined by Regulation S under the U.S. Securities Act at the time of sale of any Shares or any Warrant Shares, a new certificate bearing no legend may be obtained from transfer agent upon delivery of the certificate evidencing such securities and a duly executed declaration, in a form satisfactory to the Issuer and transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

13.3                 The Warrants are transferable without the consent of the Issuer, provided that the Issuer is supplied with a legal opinion that the intended transfer is in compliance with local securities laws.

13.4                 The Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to the following effect:

"This Warrant and the securities deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States. This Warrant may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. Person unless the Warrant and the Warrant Shares have been registered under the Securities Act and the applicable securities legislation of any such state or an exemption from such registration requirements is available. "United States" and "U.S. Person" are as defined by Regulation S under the U.S. Securities Act."

14.                  Appointment Of Agent(s)

14.1                 The Investor (and others for whom the Investor is contracting for hereunder) hereby irrevocably authorizes the Agent:

(a)                  to complete and correct any information contained in this subscription, and any other document prepared by the Investor in connection with the Offering, which may require completion or correction;

(b)                  to negotiate, settle and amend the form of the Warrant Certificate, and any other agreement entered into or to be entered into in connection with this transaction;

(c)                 to negotiate and waive, in whole or in part, or extend the time for compliance with, any of the Issuer's representations, warranties or covenants, or any of the Closing conditions, given or made by the Issuer for the benefit of the Investor, including but not limited to those contained herein, in the Agency Agreement and any other agreement, instrument or document entered into by the Agent or the Investor in connection with this subscription or the Offering, all in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting the Investor's obligations or the obligations of such others hereunder;

(d)                 to act as the Investor's representative at the Closing to, among other things, receive certificates representing the Shares and Warrants subscribed for by the Investor, and to swear, execute and file any receipts or other required documentation on behalf of the Investor, and

(e)                 to terminate this subscription on behalf of the Investor in the event that any condition precedent to the completion of the Offering has not been satisfied by the date set therefor.

14.2                 Although the Agent may have introduced the Investor to the Issuer, the Investor acknowledges and agrees with, and for the benefit of, the Agent, such acknowledgements and agreements to survive Closing, that:

(a)                 the Agent and its directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Public Record, or as to whether all information concerning the Issuer that is required to be publicly disclosed by it has been generally disclosed;

(b)                 the Agent has not engaged in any independent verification with respect to the information contained in the Public Record; and

(c)                 the Agent is entitled to rely on the statements, covenants and answers of the Investor and the Issuer contained in this subscription, and that the Investor will hold harmless the Agent and the Issuer from any loss or damage they may suffer whatsoever as a result of the Investor's failure to accurately complete any of the information required to be completed by the Investor herein.

15.                  Termination

15.1                 If, prior to the Closing, the Agent exercises its rights of termination contained in the Agency Agreement or any subsequent agency or like agreement entered into between the Agent and the Issuer, this subscription and the obligations of the parties hereto shall be deemed to be terminated as at the date of such termination.

16.                   Consent to the Disclosure of Information

16.1                 The Investor acknowledges and consents to the release by the Issuer of certain information regarding the Investor's subscription, including the Investor's name, address, telephone number, email address and the number of Units purchased, in compliance with securities regulatory policies to regulatory authorities in the Principal Canadian Jurisdictions.

17.                   General

17.1                 Time is of the essence hereof.

17.2                 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

17.3                 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

17.4                 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

17.5                 This Subscription Agreement may not be assigned by any party hereto.

17.6                 The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

17.7                 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

17.8                 Without limitation, this Subscription Agreement and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the preliminary acceptance of the Exchange, for this Subscription Agreement and the transactions contemplated hereby.

17.9                 This Subscription, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of the Issuer and any subsequent disposition by the Investor of the Shares or Warrants;

17.10                The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

17.11                Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else;

17.12                All monetary amounts are Canadian Dollars.